Exhibit 3.284

FORM B C A-47

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY

THE INSTRUCTIONS ON THE BACK THEREOF.

(THESE ARTICLES MUST BE FILED IN DUPLICATE)

			(Do not write in this space)
STATE OF ILLINOIS,		)	Date Paid	9-16-73
		) ss.	Initial License Fee	$500
COOK	COUNTY	)	Franchise Tax	$2500
			Filing Fee	$7500
MICHAEL J. HOWLETT, Secretary of State:			Clerk	10500

The undersigned,

Address
Name	Number	Street	City	State
Diane Freeman	100 W. Monroe Street, Chicago, Illinois

Being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation hereby incorporated is: Uptown City Pawners, Inc.

ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 1050 Wilson Avenue Street, in the City of Chicago 60640 County of Cook and the name of its initial Registered Agent at said address is: Sidney Feinberg.

ARTICLE THREE

The duration of the corporation is: Perpetual.

ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

To buy and sell wholesale and retail custom jewelry, diamonds and jewelry of every nature, kind and description; to buy and sell at wholesale and retail general merchandise of every nature, kind and description; to make loans on merchandise of every nature, kind and description; to conduct a General Merchandise and Pawn Shop Business.

ARTICLE FIVE

Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 1,000, divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (if any)	Number of Shares	Par value per share or statement that shares are without par value
Common		1,000	No Par Value

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of Shares	Total consideration to be received therefor:
Common	100		$10,000.00
		$

ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is: three.

ARTICLE NINE

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $            .

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $            .

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $            .

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $            .

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

/s/ Diane Freeman	)
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) Incorporators
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NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.